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                                                                   EXHIBIT 10.42




                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       OF
                          CORPORATE PROPERTY INVESTORS
                ------------------------------------------------
                             STATEMENT OF AMENDMENTS
                          EFFECTIVE AS OF JULY 1, 1998

1. The penultimate sentence of Section 5.2(b) is replaced by the following:

                  "Such election may be made at the time the Executive becomes a Participant or at any time thereafter; provided, however, that no such election shall require payment prior to 1999 or be effective unless it is made (i) at least 12 months prior to his or her Termination of Service or (ii) prior to August 31, 1998, and within a calendar year prior to the calendar year in which the distribution or commencement of distributions of his or her Investment Credits would otherwise occur without regard to the new election. The foregoing advance election requirements shall not apply in the event Termination of Service is by reason of death."


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2.       Article VII is amended to read as follows:

                  "The Committee may, in its absolute discretion, without
         notice, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant or adversely affect the rights of any Participant with respect to benefits accrued under the Plan prior to the effective date of such modification, amendment, suspension or termination, including but not limited to, the right to any Investment Option or to any Investment Credits credited to him prior to the effective date of such modification, amendment, suspension or termination."
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                                                                   EXHIBIT 10.42


================================================================================

                              AMENDED AND RESTATED

                             SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN

                                       OF

                          CORPORATE PROPERTY INVESTORS

                         Effective as of August 1, 1997

================================================================================

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                                      INDEX

                                                                            Page
                                                                            ----

PREAMBLE .................................................................    1

ARTICLE I - Definitions

      Section    1.1.   "Board of Trustees" ..............................    2
      Section    1.2.   "Code" ...........................................    2
      Section    1.3.   "Committee" ......................................    2
      Section    1.4.   "Compensation" ...................................    2
      Section    1.5.   "Contribution Date" ..............................    3
      Section    1.6.   "Deferred Remuneration Plan" .....................    3
      Section    1.7.   "Determination Date" .............................    3
      Section    1.8.   "Executive" ......................................    4
      Section    1.9.   "Insurance" ......................................    4
      Section    1.10.  "Investment Credits" .............................    4
      Section    1.11.  "Investment Options" .............................    4
      Section    1.12.  "Quarter" ........................................    4
      Section    1.13.  "Participant" ....................................    5
      Section    1.14.  "Plan" ...........................................    5
      Section    l.15.  "SEPP" ...........................................    5
      Section    1.16.  "Termination of Service" .........................    5
      Section    1.17.  "Trust" ..........................................    5
      Section    1.18.  "Year" ...........................................    5

ARTICLE II - PARTICIPATION ...............................................    5

ARTICLE III - CONTRIBUTIONS AND ACCOUNTS

      Section    3.1.   Contributions ....................................    6
      Section    3.2.   Investment of Contributions ......................    8
      Section    3.3.   Distributions ....................................    8

ARTICLE IV - ACCOUNTS

      Section    4.1.   Investment Credits ...............................    8
      Section    4.2.   Changes in Investments ...........................   10
      Section    4.3.   Committee Discretion . ...........................   10

ARTICLE V - VESTING AND DISTRIBUTIONS

      Section    5.1.   Vesting ..........................................   11
      Section    5.2.   Distribution .....................................   11
      Section    5.3.   Committee Discretion .............................   13
      Section    5.4.   Death Benefits ...................................   13

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                                                                            Page
                                                                            ----

ARTICLE VI - ADMINISTRATION

       Section   6.1.   Committee ........................................   14
       Section   6.2.   Rules ............................................   14
       Section   6.3.   Authority of the Committee .......................   14
       Section   6.4.   Acknowledgments and Distributions ................   15
       Section   6.5.   Legal Counsel ....................................   15
       Section   6.6.   Incompetency .....................................   15

ARTICLE VII - AMENDMENT AND TERMINATION ..................................   16

ARTICLE VIII - GENERAL PROVISIONS

      Section    8.1.   Funding ..........................................   17
      Section    8.2.   No Guarantee of Employment .......................   17
      Section    8.3.   Nonalienation ....................................   17
      Section    8.4.   Applicable Law ...................................   19

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                              AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                       OF

                          CORPORATE PROPERTY INVESTORS

                         EFFECTIVE AS OF AUGUST 1, 1997

                                    PREAMBLE

            Corporate Property Investors established its Supplemental Executive Retirement Plan of Corporate Property Investors effective January 1, 1993, in order to provide benefits to selected executives that are supplemental to the benefits provided under the Corporate. Property Investors Simplified Employee Pension Plan.

            Said Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

            Said Plan was amended and restated effective January 1, 1996, with retroactive effect to January 1, 1993, to clarify the calculation of benefits under said Plan if not all amounts payable with respect to a particular calendar year are actually paid in such year. Said Plan was further amended and restated effective August 1, 1997, to permit more frequent investment elections.

                                    ARTICLE I

                                   DEFINITIONS

            1.1. "Board of Trustees" means the board of trustees of the Trust.

            1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.3. "Committee" means the Compensation Committee of the Board of Trustees.

            1.4. "Compensation" for any Year means the wages, salaries, fees for professional services and other amounts received by a Participant, regardless of when received, for personal services actually rendered in such Year in the course of such Participant's employment with the Employer, determined prior to reduction for any contributions made on a salary reduction basis and excluded from income pursuant to Sections 125 or 402(e)(3) of the Code and prior to reduction for amounts deferred under the Deferred Remuneration Plan. Compensation shall include bonuses and overtime but shall exclude:

            (a) Employer contributions under the SEPP or any plan qualified under Section 401(a) of the Code (other than contributions excluded from income pursuant to Section 402(e)(3) of the Code);

            (b) amounts included in gross income as a result of the exercise of a nonqualified stock option or a

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                                                                               3


      disqualifying disposition of stock acquired under an incentive stock option;

            (c) reimbursement for educational expenses and automobile expenses and allowances;

            (d) any imputed income resulting from the provision of group-ten or split dollar life insurance to the Employee;

            (e) living and moving allowances;

            (f) severance payments and settlements;

            (g) forgiveness of debt owed the Employer; and

            (h) amounts paid pursuant to this Plan.

            1.5. "Contribution Date" for any Year means the date the Trust fixes for a contribution to be made under this Plan with respect to such Year pursuant to Section 3.1, which date shall not be earlier than the Determination Date for such Year. If the Trust does not separately fix such a date for any Year, the Contribution Date for such Year will be the fourth business day following the Determination Date for such Year.

            1.6. "Deferred Remuneration Plan" means the Trustees' and Executives' Deferred Remuneration Plan of Corporate Property Investors as in effect from time to time.

            1.7. "Determination Date" for any Year means the date that the Trust makes a determination to make contributions under this Plan with respect to such Year pursuant to Section 3.1.

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                                                                               4


            1.8. "Executive" means an employee (whether or not an officer) of the Trust whose Compensation is in excess of the dollar limit on pay that may be taken into account under the SEPP for any particular Year pursuant to Code
Section 408(k)(3) (as adjusted by the Secretary of the Treasury or his delegate in accordance with Section 408(k)(8) of the Code).

            1.9. "Insurance" means an annuity, life insurance policy or other similar investment vehicle approved by the Committee.

            1.10. "Investment Credits" of a Participant at any time means the sum of (a) the amount of any uninvested balance in such Participant's Investment Credit account at such time and (b) the value of investments in such Participant's Investment Credit account at such time.

            1.11. "Investment Options" means the investments (none of which shall be a partnership) designated by the Committee pursuant to Section 3.2(a) or, if the Committee should not have designated Investment Options pursuant to
Section 3.2(a), the investment options available to participants under the Deferred Remuneration Plan.

            1.12. "Quarter" means the four consecutive three-month periods of any Year of the Trust, with the first period beginning on the first day of such Year.

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                                                                               5


            1.13. "Participant" means an Executive who is eligible under Article II or who was so eligible and whose Investment Credits have not been fully distributed.

            1.14. "Plan" means this Amended and Restated Supplemental Executive Retirement Plan of Corporate Property Investors as set forth in this document, as it may be further amended from time to time.

            1.15. "SEPP" means the Corporate Property Investors Simplified Employee Pension Plan as in effect from time to time.

            1.16. "Termination of Service" means the termination (by death or otherwise) of a Participant's service with the Trust.

            1.17. "Trust" means Corporate Property Investors, a Massachusetts business trust.

            1.18. "Year" means the calendar year.

            The masculine pronoun, wherever used herein, shall include the feminine pronoun, unless the context clearly indicates a different meaning.

                                   ARTICLE II

                                  PARTICIPATION

            Each Executive shall be eligible to participate in the Plan for any Year provided that he was or would be eligible to share in the contribution, if any, made under the SEPP for such Year.

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                                                                               6


                                   ARTICLE III

                           CONTRIBUTIONS AND ACCOUNTS

            3.1 Contributions. For each Year after 1992, the Trust shall determine whether a contribution will be made under the Plan for the Year. Such determination need not be made prior to the end of such Year. If the Trust determines that a contribution will be made for a Year, there shall be contributed on behalf of each Participant an amount under this Plan equal to (a) reduced by (b):

            (a) 7-1/2% of the Participant's Compensation for such Year up to the taxable wage base determined under Section 230 of the Social Security Act with respect to determining taxes under Code Section 3101(a) for such Year plus 11% of his Compensation for such Year in excess of such taxable wage base; reduced by

            (b) the amount contributed on the Participant's behalf under the SEPP for such Year and in the case of a Participant who has had compensation deferred under the Deferred Remuneration Plan for such Year, any contribution to such plan by the Trust equivalent to amounts that would have been contributed under the SEPP on behalf of the Participant for such Year if such compensation had not been so deferred.

      Such contributions shall be allocated to Investment Credit accounts established for the Participants' benefit as of the Contribution Date.

            Notwithstanding the foregoing provisions of this Section 3.1, a Participant entitled to a contribution for any Year may elect, prior to the Contribution Date for such Year, that such contribution will be paid to him in cash on such Contribution Date. Such election will be honored only to the extent that the Participant furnishes evidence satisfactory to the Committee that the balance of such payment, after deductions for taxes imposed thereon (assuming that such taxes will be imposed at the highest marginal rates applicable to individuals living and working in the locales lived and worked in by such Participant), will be used to purchase new Insurance or maintain Insurance in effect. Unless the Committee shall require otherwise, "evidence satisfactory to the Committee" shall consist of a written description of the Insurance to be purchased or maintained, including the premium required to purchase or maintain it, and a written undertaking or representation of the Participant that the payment made under this paragraph either will be used to reimburse the Participant for paying such premium or will be applied to the prompt payment of such premium. To the extent a Participant's contribution is paid to him in cash, he will have no rights to any benefits provided under the Plan.

            3.2 Investment of Contributions. (a) At the time an Executive becomes a Participant, he shall elect in writing his choice of Investment Options and the amount to be invested in each such Investment Option. The Committee shall inform, 30 days prior to the beginning of each Year or as soon thereafter as administratively practicable, each Participant of the Investment Options available for such Year.

            (b) If a Participant shall fail to elect an Investment Option, he shall be deemed to have elected that his contributions be invested in a money market fund selected by the Committee. Any election pursuant to this Section 3.2 may be changed in accordance with Section 4.2.

            3.3. Distributions. A Participant's Investment Credits shall be distributable in the manner and subject to the conditions set forth in Article V.

                                   ARTICLE IV

                                    ACCOUNTS

            4.1. Investment Credits. (a) Until a Participant's Investment Credit account is invested as hereinafter provided, any uninvested balance in a Participant's Investment Credit account shall be credited as of the end of each month in each Year with an interest equivalent for such month which shall be an amount equal to the uninvested balance in a Participant's Investment Credit account at the end of the prior month multiplied by a rate equal to (i) the number of days in such month during which the uninvested balance in a Participant's Investment Credit account was not invested divided by (ii) 360, and the quotient thereof multiplied by the average of the prime or base rate of interest of Citibank, N.A., New York, New York, on the first and last day of the current month.

            (b) Subject to Section 4.3, the uninvested balance in a Participant's Investment Credit account shall be invested by the Committee or its designee, at such intervals as the Committee deems practicable, in the Investment Options selected by such Participant pursuant to Section 3.2, provided that the aggregate purchase price (including brokerage commissions and any other transaction costs) of such investments shall be approximately equal to the amount of such uninvested balance.

            (c) The Investment Credit account of a Participant shall be credited with the proceeds (net of expenses of sale and any taxes) of any sale or exchange of investments in such account and with any dividends or other income received with respect to such investments and shall be debited with the value of any investments that are sold or exchanged. Until such credits are reinvested in the Investment Option from which they arose or as otherwise directed by the Participant pursuant to Section 4.2(a), they shall be added to the uninvested balance of such Participant's

Investment Credit account and shall earn interest equivalents as provided in
Section 4.1(a).

            4.2. Changes in Investments. (a) A Participant may, by notice to the Committee, change the manner in which his credits are accumulated by electing to change all or part of the Investment Options in his Investment Credit account.

            (b) Any change of election provided in Section 4.2(a) shall be effected by filing an election in writing with the Committee at any time to be effective as soon as practicable thereafter subject to any restrictions imposed by the Committee; provided, however, that elections which relate to either increasing or decreasing a Participant's investment in shares of the Trust in his Investment Credit account may only be effected by filing an election form with the Committee not later than 15 days prior to the expiration of the first Quarter to be effective as of the first day of the second Quarter.

            4.3. Committee Discretion. Notwithstanding anything contained in the Plan, the Committee shall determine in its sole discretion whether actually to invest a Participant's contributions in an Investment Option selected by a Participant pursuant to Section 3.2. If the Committee determines that a Participant's contributions shall not actually be invested in an Investment Option, the amount of a Participant's Investment Credits shall, for all purposes of the Plan, be determined as if the amount of the Participant's allocations had actually been invested in the Investment Option in the manner described in this
Article IV.

                                    ARTICLE V

                            VESTING AND DISTRIBUTIONS

            5.1 Vesting. The Investment Credits of a Participant shall be fully vested and nonforfeitable at all times.

            5.2 Distribution. (a) Except as provided in paragraph (b) below, the Investment Credits of a Participant shall be distributed to such Participant in 15 annual installments commencing on (i) the first Tuesday following the end of the Year in which his Termination of Service occurs or as soon thereafter as practicable or (ii) if a Participant has a valid distribution election in effect pursuant to paragraph (b) (ii) below, the first Tuesday of the Year specified in such distribution election or as soon thereafter as practicable.

            (b) A Participant may, in writing, also elect (i) the number of annual installments over which his or her Investment Credits shall be distributed after the Participant's Termination of Service (including an election to have all such credits distributed in a single installment) and/or
(ii) the Year that distribution of the

Investment Credits shall commence; provided, however, that if the Participant's Termination of Service has not occurred by the first day of such specified Year the election under this clause (ii) shall be null and void. Such election may be made at the time the Executive becomes a Participant or at any time thereafter; provided, however, that no such election shall be effective unless it is made at least 12 months prior to his or her Termination of Service. Notwithstanding anything contained herein to the contrary, if a Participant also participates in the Trustees' and Executives' Deferred Remuneration Plan of Corporate Property Investors, his Investment Credits shall be paid under the same distribution method as his cash and investment credits are paid under such plan.

            (c) Except as provided in Section 5.3, the amount of each installment of the Investment Credits to be distributed to a Participant shall equal (i) the sum of such Participant's Investment Credits on the close of the business day next preceding the day of distribution divided by (ii) the total number of annual installments to be distributed to such Participant less the number of annual installments previously distributed to such Participant.

            (d) Distribution of Investment Credits shall be made in cash or in kind, as selected by the Committee, and, if in kind, by delivery of whole shares of the investments in such Participant' s Investment Credit account (net of any expenses) and by payment of the balance, if any, in cash with the last installment.

            5.3. Committee Discretion. The Committee may, with the consent of the person or persons then entitled to receive distributions, make changes in the time, rate or medium of distribution of all or part of the Investment Credits.

            5.4. Death Benefits. (a) Any Investment Credits or remaining undistributed installments thereof that become distributable after the death of a Participant shall be distributed in installments as provided in this Article V to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated in a writing delivered to the Committee unless the Participant shall have elected that any remaining amounts shall be paid to such person or persons or to the Participant's estate in a lump sum. The Participant may from time to time revoke or change any such designation by a writing delivered to the Committee. If there is no unrevoked designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distribution shall be made to the Participant's estate in a lump sum. If the person or persons designated by the Participant shall survive the Participant but shall die before receiving all of such distributions, the balance thereof payable to such deceased distributee shall, unless the Participant's designation provides otherwise, be distributed to such deceased distributee's estate in a lump sum.

            (b) If the death of the Participant occurs after his Termination of Service, the number of installments remaining to be paid shall be the number that otherwise would have been distributed to the Participant.

                                   ARTICLE VI

                                 ADMINISTRATION

            6.1. Committee. The Plan shall be administered by the Committee.

            6.2. Rules. The Committee shall from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

            6.3. Authority of the Committee. All determinations of the Committee, including, but without limitation, the determination of the Committee as to any disputed question arising under the Plan, including all questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has had a Termination of Service and the date thereof shall be final, binding and conclusive upon all persons.

            6.4. Acknowledgments and Distributions. The acknowledgment by the Committee of an assignment or pledge made in accordance with the provisions of
Section 8.3 and any distribution by the Committee to the assignee or pledgee shall be final, binding and conclusive upon all persons and shall relieve the Trust and the Committee of any liability or obligation to any other person or persons with respect to such distribution. As a condition to such acknowledgment or distribution, the Committee may require the submission of such statements, opinions, orders, certificates, resolutions or other instruments, documents, consents or evidence, as the case may be, as either of them, in its sole discretion, shall determine to be necessary or appropriate.

            6.5. Legal Counsel. The Committee may consult with legal counsel, who may be counsel for the Trust or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

            6.6. Incompetency. If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, the Committee may direct that any payment due (unless a prior claim shall have been made for such payment by a duly appointed legal representative) shall be paid to his spouse, a child, a parent or other blood relative. Any payment so made shall be a complete discharge of the liabilities of the Trust for that payment.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

            The Committee may, in its absolute discretion, without notice, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant or adversely affect the right of any Participant to any Investment Credits credited to him for any Year ended prior to the effective date of such modification, amendment, suspension or termination. Notwithstanding the preceding sentence, at all times when Investment Credits are held under the Plan, the Committee shall permit such Investment Credits to be invested pursuant to one or more Investment Options that provides a reasonable rate of return.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.1. Funding. Distributions under the Plan shall be made solely from the general assets of the Trust, and a Participant's interest in his Investment Credit accounts shall be that of a general unsecured creditor. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Trust by reason of any Investment Credits or interest equivalents, dividend equivalents or other income credited to him hereunder, nor the right to exercise any of the rights or privileges of an owner with respect to any investment credited to his Investment Credit account, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan.

            8.2. No Guarantee of Employment. Neither the adoption nor the amendment of the Plan, nor any action of the Board of Trustees or the Committee shall be held or construed to confer on any person any legal right to be continued in the employ of the Trust.

            8.3. Nonalienation. No Participant shall have the right to assign, pledge or otherwise dispose of (except as provided in Section 5.4) any Investment Credits nor shall the Participant's interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process; nor shall any person entitled to receive

Investment Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant in accordance with Section 5.4, have the right to assign or pledge any such credits or remaining undistributed installments except to the extent that the executor or administrator of a Participant's estate may exercise such right as hereinafter in this Section 8.3 provided. If and to the extent that other assets of a Participant's estate are not sufficient or available for the purpose of paying estate and other death taxes or other obligations of his or her estate, the executor or administrator thereof may, if so authorized by the terms of the Participant's will or by a court having jurisdiction of his or her estate or otherwise by operation of law, assign or pledge, to the extent required to secure borrowings made to pay such taxes or obligations, the Investment Credits or the remaining undistributed installments thereof, including the interest equivalents, dividends and other income (all of which together are hereinafter in this sentence referred to as "installments"), which become distributable after the Participant's death to his or her estate, provided that (a) the installments so assigned or pledged shall be those which first become payable, and (b) the assignment or pledge of installments of Investment Credits shall constitute an irrevocable direction for the Committee's investment of the Investment Credits so assigned or pledged in a money market fund selected by the Committee. Any such assignment or pledge, and the exercise of the election provided in the preceding sentence, may be made, if at all, only within the two-year period beginning with the date of the Participant's death.

            8.4. Applicable Law. The Plan shall be construed in accordance with, and governed by, the laws of the State of New York.